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                      IPALCO ENTERPRISES, INC.

          Exhibit 11.1 - Computation of Per Share Earnings

                For the Quarter Ended June 30, 1999




QUARTER ENDED JUNE 30, 1999:
                                                                    Basic               Diluted
                                                                 --------------       -------------

Weighted average number of shares
        Average common shares outstanding at June 30, 1999          85,718,392          85,718,392
        Dilutive effect for stock options at June 30, 1999            -                    783,364
                                                                 --------------       -------------

        Adjusted weighted average shares at June 30, 1999           85,718,392          86,501,756
                                                                 ==============       =============


Net income to be used to compute
   diluted earnings per share                                               (Dollars in
                                                                             thousands)
       Net income                                                      $34,652             $34,652
                                                                 ==============       =============

Earnings Per Share                                                       $0.40               $0.40
                                                                 ==============       =============





               For the Six Months Ended June 30, 1999

SIX MONTHS ENDED JUNE 30, 1999:
                                                                    Basic               Diluted
                                                                 --------------       -------------

Weighted average number of shares
        Average common shares outstanding at June 30, 1998          86,467,985          86,467,985
        Dilutive effect for stock options at June 30, 1999            -                    840,148
                                                                 --------------       -------------

        Adjusted weighted average shares at June 30, 1999           86,467,985          87,308,133
                                                                 ==============       =============


Net income to be used to compute
   diluted earnings per share                                               (Dollars in
                                                                             thousands)
       Net income                                                      $64,249             $64,249
                                                                 ==============       =============


Earnings Per Share                                                       $0.74               $0.74
                                                                 ==============       =============


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